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                                                                     Exhibit 2.1




                                    FORM OF
                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of _________, 2001, by and among the Board of Trade of the City of Chicago, Inc., a Delaware stock, for-profit corporation ("CBOT"), ___________, a Delaware stock, for-profit corporation and a wholly owned subsidiary of CBOT ("Merger Sub"), and Ceres Trading Limited Partnership, a Delaware limited partnership ("Ceres"). CBOT, Merger Sub and Ceres are referred to collectively herein as the "Parties." Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Ceres Trading Limited Partnership Second Amended and Restated Agreement of Limited Partnership Agreement, dated as of September 9, 1997 (as amended from time to time in accordance with its terms, the "Partnership Agreement");

     WHEREAS, CBOT is pursuing a strategic restructuring involving, among other things, the conversion of CBOT from a Delaware nonstock, not-for-profit corporation ("NFP CBOT") into a Delaware stock, for-profit corporation, the modernization of its corporate governance structure and the reorganization and consolidation of its electronic trading business into Electronic Chicago Board of Trade, Inc., a Delaware stock, for-profit corporation and a wholly owned subsidiary of CBOT ("eCBOT") (collectively, the "Restructuring Transactions");

     WHEREAS, prior to the date hereof, CBOT solicited the approval of the members of NFP CBOT of certain propositions relating to the Restructuring Transactions pursuant to a combined proxy statement and prospectus, dated ___________ __, 2001, contained in that certain Registration Statement on Form S-4, Registration No. 333-54370, of CBOT relating to the Restructuring Transactions (as amended, the "Registration Statement") and, on __________ __, 2001, the members of NFP CBOT approved such propositions relating to the Restructuring Transactions in accordance with NFP CBOT's certificate of incorporation, bylaws and applicable law ("Requisite Member Approval");

     WHEREAS, all of the conditions to CBOT's obligation to complete the Restructuring Transactions as described in the Registration Statement, including, without limitation, the Requisite Member Approval (the "Conditions Precedent"), have been satisfied or waived by the CBOT;

     WHEREAS, following the Requisite Member Approval and satisfaction or waiver of all of the other Conditions Precedent, CBOT completed the conversion of NFP CBOT into a Delaware stock, for-profit corporation pursuant to an amendment and restatement of its amended and restated certificate of incorporation and, as a result thereof, currently exists as a Delaware stock, for-profit corporation;

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     WHEREAS, as described in the Registration Statement, in connection with implementing the reorganization and consolidation of CBOT's electronic trading business as part of the Restructuring Transactions, it is intended that (i) Merger Sub will merge with and into Ceres pursuant to this Agreement, with Ceres as the surviving entity (the "Merger"), (ii) eCBOT (in its capacity as the General Partner of Ceres) will, following completion of the Merger, cause Ceres to be liquidated and the assets of Ceres to be distributed to its Partners following the Merger in accordance with the terms and provisions of the Surviving Partnership Agreement (as defined below), and (iii) CBOT will thereafter contribute assets relating to the electronic trading business received in connection with such liquidation and any other applicable electronic trading assets to eCBOT;

     WHEREAS, pursuant to the terms of the Partnership Agreement, eCBOT (in its capacity as the General Partner of Ceres) is authorized, in its sole and conclusive discretion, to merge or consolidate Ceres with or into any Person, including Merger Sub;

     WHEREAS, the boards of directors of eCBOT (in its capacity as the General Partner of Ceres) and CBOT deem the reorganization and consolidation of CBOT's electronic trading business, including, but not limited to, the terms of this Agreement and the Merger, to be fair and reasonable to Ceres and its Partners, Merger Sub and CBOT;

     WHEREAS, the board of directors of eCBOT (in its capacity as the General Partner of Ceres) deems it advisable and in the best interests of Ceres and its Partners to consummate the Merger;

     WHEREAS, the board of directors of Merger Sub deems it advisable and in the best interests of Merger Sub and its stockholders to consummate the Merger; and

     WHEREAS, eCBOT (in its capacity as the General Partner of Ceres), CBOT (in its capacity as the sole stockholder of Merger Sub), and the boards of directors of CBOT, Merger Sub and eCBOT have each approved, adopted and authorized the Merger, this Agreement and their respective performance of their obligations hereunder;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged and agreed, the Parties hereby agree as follows:

                                   ARTICLE I
                               BASIC TRANSACTION

     A. The Merger.

        (1) General. On the terms and subject to the conditions of this Agreement, Merger Sub shall merge with and into Ceres (as of the Effective Time (as defined below)), with Ceres as the surviving entity (sometimes referred to herein as the "Surviving Partnership"), and

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Ceres shall file a certificate of merger (the "Certificate of Merger") with the
Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective at such time as Ceres files the Certificate of Merger or as is otherwise specified in the Certificate of Merger (the "Effective Time"). The Surviving Partnership, acting through its General Partner, may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name of and on behalf of Merger Sub, Ceres or the Limited Partners of Ceres immediately prior to the Effective Time that such General Partner, in its sole and conclusive discretion, deems necessary or advisable in order to effect the transactions contemplated by this Agreement.

        (2) Surviving Entity. At the Effective Time, Merger Sub shall be merged with and into Ceres, whereupon the separate existence of the Merger Sub shall cease, and Ceres shall be the surviving entity of the Merger in accordance with
Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, 6 Del.
C. (S)(S) 17-101 et seq., and Section 263 of the Delaware General Corporation Law, 8 Del. C. (S)(S) 101 et seq.

        (3) Closing. The closing of the Merger (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois, 60601, or at such other place as CBOT may determine, on such date and at such time as CBOT may determine (the "Closing Time"), which time shall be on or after the time at which all conditions to consummate the transactions contemplated hereby are satisfied or waived by CBOT.

        (4) Certificate of Limited Partnership; Partnership Agreement; Name. From and after the Effective Time, and until thereafter amended as provided by law, the Certificate of Limited Partnership of Ceres as in effect immediately prior to the Effective Time, shall be the Certificate of Limited Partnership of the Surviving Partnership. From and after the Effective Time, the Partnership Agreement, including any amendments thereof to be effective as of the Effective Time, as in effect at the Effective Time shall be the Partnership Agreement of the Surviving Partnership unless and until thereafter amended in accordance with its terms and applicable law (the "Surviving Partnership Agreement"). The name of the Surviving Partnership shall remain "Ceres Trading Limited Partnership."

     B. Exchange of Interests. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, CBOT, Ceres, eCBOT, any Limited Partner or any other Person:

        (1) All of the shares of capital stock of Merger Sub issued and outstanding as of immediately prior to the Effective Time, in the aggregate, shall be exchanged for and converted into the number of Ceres Class A-1 Units, Class A-2 Units, Class A-3 Units, Class A-4 Units, and Class B Units, respectively, issued and outstanding as of immediately prior to the Effective Time (other than any such Units held by eCBOT or CBOT).

        (2) Each Ceres Class A-1 Unit issued and outstanding as of immediately prior to the Effective Time (other than any Class A-1 Units held by eCBOT or CBOT) shall be exchanged for

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and converted into the right to receive [_____]/1/ shares of Series A Cumulative
Convertible Preferred Stock, par value $0.001 per share, of CBOT (the "Series A Preferred Stock").

        (3) Each Ceres Class A-2 Unit issued and outstanding as of immediately prior to the Effective Time (other than any Class A-2 Units held by eCBOT or CBOT) shall be exchanged for and converted into the right to receive [_____]/2/ shares of Series A Preferred Stock.

        (4) Each Ceres Class A-3 Unit issued and outstanding as of immediately prior to the Effective Time (other than any Class A-3 Units held by eCBOT or CBOT) shall be exchanged for and converted into the right to receive [_____]/3/ shares of Series A Preferred Stock.

        (5) Each Ceres Class A-4 Unit issued and outstanding as of immediately prior to the Effective Time (other than any Class A-4 Units held by eCBOT or CBOT) shall be exchanged for and converted into the right to receive [_____]/4/ shares of Series A Preferred Stock.

        (6) As described in the Registration Statement, Ceres Class B Units issued and outstanding as of immediately prior to the Effective Time shall be exchanged for and converted into the right to receive a number of shares of Series A Preferred Stock that varies by holder of Class B Unit. Accordingly, the Ceres Class B Units issued and outstanding as of immediately prior to the Effective Time (other than Class B Units held by eCBOT or CBOT) shall be exchanged for and converted into the right to receive the respective number of shares of Series A Preferred Stock indicated on Exhibit A attached hereto with respect to each holder of Ceres Class B Units.

        (7) Each Ceres Class A Unit or Class B Unit issued and outstanding as of immediately prior to the Effective Time held by eCBOT or CBOT shall be canceled and no stock or other consideration shall be delivered in exchange therefor.

        (8) The General Partnership Interest issued and outstanding as of immediately prior to the Effective Time held by eCBOT shall remain outstanding and shall be unchanged after the Merger and no stock or other consideration shall be delivered in exchange therefor. The General Partner of Ceres immediately prior to the Effective Time is eCBOT and from and after the Effective Time, eCBOT shall remain the General Partner of the Surviving Partnership.

Accordingly, from and after the Effective Time, (x) the holders of record of Ceres Units immediately prior to the Effective Time (other than eCBOT or CBOT) shall be deemed to be the holders of the shares of Series A Preferred Stock for and into which such Ceres Units are exchanged and converted pursuant to the provisions of this Article I. B., and (y) subject to any transfers of record of such Series A Preferred Stock following the Effective Time, each such holder shall be entitled to receive all dividends, when, as and if declared, that become payable on, and exercise all other rights and privileges with respect to, such shares of Series A Preferred Stock; provided that in the event that any such Ceres Units are evidenced by one or more certificates, the foregoing rights of the holder of the applicable Ceres Units shall be subject to the proper surrender of such certificate(s) in accordance with the applicable requirements specified in a letter of transmittal or other instructions provided to such holder following the Effective Time. Promptly following the Effective Time, each such holder of record of Ceres Units immediately prior to the Effective Time shall be entitled, subject to the surrender of any certificate(s) previously evidencing Ceres Units as referenced in the prior sentence, to receive a certificate or certificates representing, or other evidence of ownership of, the shares of Series A Preferred Stock for and into which such Ceres Units have been exchanged and converted.

_________________________
/1/ To be inserted into execution copy of Agreement.  To be determined as described in the Registration Statement.
/2/ To be inserted into execution copy of Agreement.  To be determined as described in the Registration Statement.
/3/ To be inserted into execution copy of Agreement.  To be determined as described in the Registration Statement.
/4/ To be inserted into execution copy of Agreement. To be determined as described in the Registration Statement.

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     C. Closing of Transfer Records.  From and after the Effective Time, transfers of Ceres Units outstanding prior to the Effective Time shall not be made on the books and records of the Surviving Partnership or otherwise.


                                   ARTICLE II
                              CONDITIONS TO CLOSE

     The obligation of the Parties to consummate the transactions contemplated hereby is subject to satisfaction or waiver of the Conditions Precedent.


                                  ARTICLE III
                                  TERMINATION

     A. Termination of Agreement. CBOT may, in its sole and conclusive exclusive discretion, terminate this Agreement at any time prior to the Effective Time.

     B. Effect of Termination. If CBOT terminates this Agreement pursuant to Paragraph (A) above, all rights and obligations of the Parties shall terminate without any liability of any Party or Person to any other Party or Person.


                                  ARTICLE IV
                                 MISCELLANEOUS

     A. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

     B. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     C. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No

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Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     D. Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopied signatures), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     E. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     F. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     G. Amendments and Waivers. Subject to applicable law, the Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors or general partner. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.

     H. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     I. Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The term "including" shall mean "including without limitation" and all variants shall have similarly inclusive, but not limiting, meanings.

     J. Further Assurances. From time to time, as and when requested by either Party hereto, the other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, which documents, instruments or actions are consistent with, and customary and necessary for, the consummation of the transactions contemplated by this Agreement.

     J. Incorporation of Exhibit. Exhibit A hereto is incorporated herein by reference and made a part hereof.

     K. Fractional Shares of Series A Preferred Stock. Fractional shares of Series A Preferred Stock may be issued pursuant to this Agreement, and any reference herein to shares of Series A Preferred Stock shall be deemed to also refer to fractional shares of Series A Preferred Stock, as the context requires.

                              *     *     *     *

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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.


                              CERES TRADING LIMITED
                              PARTNERSHIP

                              By:  Electronic Board of Trade of the
                                   City of Chicago, Inc.
                              Its: General Partner

                              By:    [/s/_____________]
                              Name:  [_______________]
                              Title: [_______________]


                              [MERGER SUB]

                              By:    [/s/_____________]
                              Name:  [_______________]
                              Title: [_______________]


                              BOARD OF TRADE OF THE CITY OF
                              CHICAGO, INC.


                              By:    [/s/_____________]
                              Name:  [_______________]
                              Title: [_______________]


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                                   Exhibit A
                                   ---------

[To be inserted in the execution copy of the Agreement. To be determined as described in the Registration Statement]